Equity Bancshares, Inc. Exhibit 99.1

PRESS RELEASE

Equity Bancshares, Inc. Second Quarter Results Highlighted by Record Net Interest Income and Net Interest Margin Expansion

Reports NIM of 3.94%, Announces Merger with KansasLand Bancshares, Inc., Adding to Kansas Franchise

WICHITA, Kansas, July 16, 2024 (BUSINESSWIRE) – Equity Bancshares, Inc. (NYSE: EQBK), (“Equity”, “the Company”, “we,” “us,” “our”), the Wichita-based holding company of Equity Bank, reported net income of $11.7 million or $0.76 earnings per diluted share for the quarter ended June 30, 2024. Adjusting to exclude $2.3 million in costs associated with mergers and $1.7 million in costs associated with the surrender and re-positioning of bank owned life insurance (“BOLI”), net income was $15.3 million or $0.99 per diluted share.

“Our Company realized another excellent quarter driven by a continued increase in margin," said Brad S. Elliott, Chairman and CEO of Equity. "Our team continued to capitalize on opportunities to enhance customer relationships and build stockholder value as we look to leverage our balance sheet position to grow our franchise."

"In addition, during the quarter, our team effectively merged core systems following the Bank of Kirksville transaction while also analyzing, negotiating, and subsequently closing our acquisition of KansasLand Bancshares, Inc.," Mr. Elliott said. "We continue to be positioned to facilitate strategic M&A. We have the teams, the processes and the experience to be the preferred consolidation partner in our geography."

Notable Items:

•
The Company realized earnings per diluted share of $0.99, adjusted to exclude merger expenses of $2.3 million and $1.7 million in surrender costs related to repositioning of BOLI contracts.
•
The Company integrated the operations of its previously completed merger with Rockhold Bancorp, while also announcing and subsequently closing (July 1) its merger with KansasLand Bancshares, Inc..
•
The Company realized expansion in net interest income and net interest margin, as the benefits of previously announced strategic transactions continued to be realized. Total net interest income for the quarter was $46.5 million, an all-time high for the Company.
•
The Company was active in its share repurchase plan during the quarter, purchasing 152,982 shares at a weighted average cost of $33.35. Under the repurchase plan announced in the fourth quarter of 2023, 637,427 shares remain available for purchase.
•
Classified assets as a percentage of total risk based capital at Equity Bank closed the period at 8.5% while non-performing assets remained historically low. The allowance for credit losses closed the quarter at 1.3% of total loans.

Financial Results for the Quarter Ended June 30, 2024

Net income allocable to common stockholders was $11.7 million, or $0.76 per diluted share. Excluding merger expenses and the costs associated with repositioning a portion of our BOLI portfolio, net income was $15.3 million, or $0.99 per diluted share. Excluding the impact of the merger expenses and opening balance sheet provisioning for Bank of Kirksville balances, operating net income for the previous quarter was $16.1 million. The drivers of the periodic change are discussed in detail in the following sections.

Net Interest Income

Net interest income was $46.5 million for the period, as compared to $44.2 million for the three months ended March 31, 2024, the increase was driven by increasing average assets as well as a positive trend in margin. Net interest margin increased to 3.94% from 3.75% as the yield on interest-earning assets increased 28 basis points to 6.37% and the cost of

Equity Bancshares, Inc.

PRESS RELEASE

interest-bearing deposits remained materially consistent at 2.78%. Total cost of deposits declined during the quarter to 2.14%, while utilization of debt and associated costs increased. Total cost of interest-bearing liabilities expanded 10 bps to 3.09%.

The earning asset improvement was driven by the continued increase in originated and re-priced loan coupons, loan and investment assets added through the Bank of Kirksville merger and the expiration of a receive-fixed swap during the quarter. Deposits acquired from the Bank of Kirksville contributed to maintaining cost of interest-bearing deposits and dropping total cost of deposits.

Provision for Credit Losses

During the quarter, there was a provision of $265 thousand compared to a provision of $1.0 million in the previous quarter. The provision was attributable to charge-offs realized during the period. The Company continues to estimate the allowance for credit loss with assumptions that anticipate slower prepayment rates and continued market disruption caused by elevated inflation, supply chain issues and the impact of monetary policy on consumers and businesses. During the quarter, we realized net charge-offs of $1.2 million as compared to $667 thousand for the previous quarter.

Non-Interest Income

Total non-interest income was $9.0 million for the quarter, as compared to $11.7 million for the three months ended March 31, 2024. The previous quarter included $1.2 million in gain on acquisition and $2.3 million in gains on resolution of special assets that did not repeat in the current quarter. Excluding these items non-interest income increased $777 thousand during the quarter, driven by increased service fee revenue including deposit services, treasury, debit card, credit card, insurance and wealth management.

Non-Interest Expense

Total non-interest expense for the quarter was $38.9 million as compared to $37.1 million for the previous quarter. Adjusting for merger expenses in both periods, the increase quarter over quarter was $1.0 million driven by the addition of Bank of Kirksville, including $320 thousand in intangible amortization as well as additional salary, technology and facility expenses.

The conversion of systems following the acquisition of Bank of Kirksville was completed in the second quarter.

Income Tax Expense

The effective tax rate for the quarter was 28.1% as compared to 20.8% for the quarter ended March 31, 2024. The increase in rate during the quarter was the result of an $11.5 million tax gain and related penalty recognized in our annual effective tax rate due to the surrender of BOLI. The impact of this transaction was partially offset by tax benefit related to a new investment in tax credit structures made by the Company in the quarter. The tax rate in the second quarter, normalized to exclude the impact of the BOLI surrender, would have been 17.5%.

Loans, Total Assets and Funding

Loans held for investment were $3.5 billion at June 30, 2024, decreasing $27.8 million during the quarter. Total assets were $5.2 billion as of the end of the period, increasing $6.5 million during the quarter.

Total deposits were $4.3 billion at June 30, 2024, decreasing $29.6 million from the previous quarter end. Of the total deposit balance, non-interest-bearing accounts comprise approximately 22.7%. Total Federal Home Loan Bank borrowings were $250.3 million as of the end of the quarter, up $30.4 million as compared to March 31, 2024.

Equity Bancshares, Inc.

PRESS RELEASE

Asset Quality

As of June 30, 2024, Equity’s allowance for credit losses to total loans remained materially consistent at 1.3% as compared to March 31, 2024. Nonperforming assets were $27.2 million as of June 30, 2024, or 0.5% of total assets, compared to $25.4 million at March 31, 2024, or 0.5% of total assets. Non-accrual loans were $26.6 million at June 30, 2024, as compared to $24.2 million at March 31, 2024. Total classified assets, including loans rated special mention or worse, other real estate owned, excluding previous branch locations, and other repossessed assets were $48.4 million, or 8.47% of regulatory capital, up from $39.2 million, or 6.9% of regulatory capital as of March 31, 2024.

Capital

Quarter over quarter, book capital increased $4.7 million to $461.4 million and tangible capital increased $5.9 million to $390.7 million. The increase in capital is primarily due to earnings, partially offset by treasury share purchases of $5.2 million, increase in unrealized loss on bonds and cash flow hedges of $1.2 million and dividends declared of $1.9 million. Tangible capital was also positively affected by the amortization of core deposit intangibles during the quarter.

The Company’s ratio of common equity tier 1 capital to risk-weighted assets was 11.1%, the total capital to risk-weighted assets was 14.6% and the total leverage ratio was 9.1% at June 30, 2024. At March 31, 2024, the Company’s common equity tier 1 capital to risk-weighted assets ratio was 11.1%, the total capital to risk-weighted assets ratio was 14.7% and the total leverage ratio was 9.1%.

Equity Bank's ratio of common equity tier 1 capital to risk-weighted assets was 12.9%, total capital to risk-weighted assets was 14.0% and the total leverage ratio was 10.1% at June 30, 2024. At March 31, 2024, Equity Bank’s ratio of common equity tier 1 capital to risk-weighted assets was 13.2%, the ratio of total capital to risk-weighted assets was 14.3% and the total leverage ratio was 10.2%.

Non-GAAP Financial Measures

In addition to evaluating the Company’s results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures that are intended to provide the reader with additional perspectives on operating results, financial condition and performance trends, while facilitating comparisons with the performance of other financial institutions. Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

The efficiency ratio is a common comparable metric used by banks to understand the expense structure relative to total revenue. In other words, for every dollar of total revenue recognized, how much of that dollar is expended. To improve the comparability of the ratio to our peers, non-core items are excluded. To improve transparency and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Return on average assets before income tax provision and provision for loan losses is a measure that the Company uses to understand fundamental operating performance before these expenses. Used as a ratio relative to average assets, we believe it demonstrates “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base. Used as a ratio relative to average equity, it can function as an alternative measure of the Company’s earnings performance in relationship to its equity.

Tangible common equity and related measures are non-GAAP financial measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These financial measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is deploying its common equity. Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

Equity Bancshares, Inc.

PRESS RELEASE

The Company believes that disclosing these non-GAAP financial measures is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company. Other companies may calculate and define their non-GAAP financial measures and supplemental data differently. A reconciliation of GAAP financial measures to non-GAAP measures and other performance ratios, as adjusted, are included in Table 6 in the following press release tables.

Conference Call and Webcast

Equity’s Chairman and Chief Executive Officer, Brad Elliott, and Chief Financial Officer, Chris Navratil, will hold a conference call and webcast to discuss second quarter results on Wednesday, July 17, 2024, at 10 a.m. eastern time or 9 a.m. central time.

A live webcast of the call will be available on the Company’s website at investor.equitybank.com. To access the call by phone, please go to this registration link, and you will be provided with dial in details. Investors, news media, and other participants are encouraged to dial into the conference call ten minutes ahead of the scheduled start time.

A replay of the call and webcast will be available two hours following the close of the call until August 1, 2024, accessible at investor.equitybank.com.

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, trust and wealth management services and treasury management services, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the NYSE National, Inc. under the symbol “EQBK.” Learn more at www.equitybank.com.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “positioned,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from Equity’s expectations include competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2024, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results

Equity Bancshares, Inc.

PRESS RELEASE

may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties arise from time to time and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

Investor Contact:

Brian J. Katzfey

VP, Director of Corporate Development and Investor Relations

Equity Bank

(316) 858-3128

bkatzfey@equitybank.com

Media Contact:

John J. Hanley

Chief Marketing Officer

Equity Bancshares, Inc.

(913) 583-8004

jhanley@equitybank.com

Equity Bancshares, Inc.

PRESS RELEASE

Unaudited Financial Tables

•
Table 1. Consolidated Statements of Income
•
Table 2. Quarterly Consolidated Statements of Income
•
Table 3. Consolidated Balance Sheets
•
Table 4. Selected Financial Highlights
•
Table 5. Year-To-Date Net Interest Income Analysis
•
Table 6. Quarter-To-Date Net Interest Income Analysis
•
Table 7. Quarter-Over-Quarter Net Interest Income Analysis
•
Table 8. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 1. CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Dollars in thousands)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Interest and dividend income
Loans, including fees	$61,518	$52,748	$120,347	$101,129
Securities, taxable	10,176	5,813	20,053	11,760
Securities, nontaxable	401	568	792	1,237
Federal funds sold and other	3,037	2,127	5,707	3,253
Total interest and dividend income	75,132	61,256	146,899	117,379
Interest expense
Deposits	22,662	17,204	45,517	31,025
Federal funds purchased and retail repurchase agreements	306	192	632	387
Federal Home Loan Bank advances	3,789	953	4,933	1,971
Federal Reserve Bank borrowings	—	1,528	1,361	1,663
Subordinated debt	1,899	1,950	3,798	3,794
Total interest expense	28,656	21,827	56,241	38,840

Net interest income	46,476	39,429	90,658	78,539
Provision (reversal) for credit losses	265	298	1,265	(68)
Net interest income after provision (reversal) for credit losses	46,211	39,131	89,393	78,607
Non-interest income
Service charges and fees	2,541	2,653	5,110	5,198
Debit card income	2,621	2,653	5,068	5,207
Mortgage banking	245	213	433	301
Increase in value of bank-owned life insurance	911	757	1,739	2,340
Net gain on acquisition and branch sales	60	—	1,300	—
Net gains (losses) from securities transactions	(27)	(1,322)	16	(1,290)
Other	2,607	1,996	7,023	3,794
Total non-interest income	8,958	6,950	20,689	15,550
Non-interest expense
Salaries and employee benefits	17,827	15,237	35,924	31,929
Net occupancy and equipment	3,787	2,940	7,322	5,819
Data processing	5,036	4,493	9,864	8,409
Professional fees	1,778	1,645	3,170	3,029
Advertising and business development	1,291	1,249	2,529	2,408
Telecommunications	572	516	1,227	1,001
FDIC insurance	590	515	1,161	875
Courier and postage	620	463	1,226	921
Free nationwide ATM cost	531	524	1,025	1,049
Amortization of core deposit intangibles	1,218	918	2,117	1,836
Loan expense	195	136	304	253
Other real estate owned	17	71	(67)	190
Merger expenses	2,287	—	3,843	—
Other	3,122	4,423	6,378	8,640
Total non-interest expense	38,871	33,130	76,023	66,359
Income (loss) before income tax	16,298	12,951	34,059	27,798
Provision for income taxes	4,582	1,495	8,275	4,019
Net income (loss) and net income (loss) allocable to common stockholders	$11,716	$11,456	$25,784	$23,779
Basic earnings (loss) per share	$0.77	$0.74	$1.68	$1.52
Diluted earnings (loss) per share	$0.76	$0.74	$1.66	$1.51
Weighted average common shares	15,248,703	15,468,378	15,337,206	15,662,515
Weighted average diluted common shares	15,377,980	15,554,255	15,473,386	15,789,061

Equity Bancshares, Inc.

PRESS RELEASE

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 2. QUARTERLY CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the three months ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Interest and dividend income
Loans, including fees	$61,518	$58,829	$54,932	$55,152	$52,748
Securities, taxable	10,176	9,877	6,417	5,696	5,813
Securities, nontaxable	401	391	354	369	568
Federal funds sold and other	3,037	2,670	2,591	3,822	2,127
Total interest and dividend income	75,132	71,767	64,294	65,039	61,256
Interest expense
Deposits	22,662	22,855	20,074	19,374	17,204
Federal funds purchased and retail repurchase agreements	306	326	298	246	192
Federal Home Loan Bank advances	3,789	1,144	1,005	968	953
Federal Reserve Bank borrowings	—	1,361	1,546	1,546	1,528
Subordinated debt	1,899	1,899	1,904	1,893	1,950
Total interest expense	28,656	27,585	24,827	24,027	21,827

Net interest income	46,476	44,182	39,467	41,012	39,429
Provision (reversal) for credit losses	265	1,000	711	1,230	298
Net interest income after provision (reversal) for credit losses	46,211	43,182	38,756	39,782	39,131
Non-interest income
Service charges and fees	2,541	2,569	2,299	2,690	2,653
Debit card income	2,621	2,447	2,524	2,591	2,653
Mortgage banking	245	188	125	226	213
Increase in value of bank-owned life insurance	911	828	925	794	757
Net gain on acquisition and branch sales	60	1,240	—	—	—
Net gains (losses) from securities transactions	(27)	43	(50,618)	(1)	(1,322)
Other	2,607	4,416	1,331	2,435	1,996
Total non-interest income	8,958	11,731	(43,414)	8,735	6,950
Non-interest expense
Salaries and employee benefits	17,827	18,097	16,598	15,857	15,237
Net occupancy and equipment	3,787	3,535	3,244	3,262	2,940
Data processing	5,036	4,828	4,471	4,553	4,493
Professional fees	1,778	1,392	1,413	1,312	1,645
Advertising and business development	1,291	1,238	1,598	1,419	1,249
Telecommunications	572	655	460	502	516
FDIC insurance	590	571	660	660	515
Courier and postage	620	606	577	548	463
Free nationwide ATM cost	531	494	508	516	524
Amortization of core deposit intangibles	1,218	899	739	799	918
Loan expense	195	109	155	132	136
Other real estate owned	17	(84)	224	128	71
Merger expenses	2,287	1,556	297	—	—
Other	3,122	3,256	4,054	4,556	4,423
Total non-interest expense	38,871	37,152	34,998	34,244	33,130
Income (loss) before income tax	16,298	17,761	(39,656)	14,273	12,951
Provision for income taxes (benefit)	4,582	3,693	(11,357)	1,932	1,495
Net income (loss) and net income (loss) allocable to common stockholders	$11,716	$14,068	$(28,299)	$12,341	$11,456
Basic earnings (loss) per share	$0.77	$0.91	$(1.84)	$0.80	$0.74
Diluted earnings (loss) per share	$0.76	$0.90	$(1.84)	$0.80	$0.74
Weighted average common shares	15,248,703	15,425,709	15,417,200	15,404,992	15,468,378
Weighted average diluted common shares	15,377,980	15,569,225	15,417,200	15,507,172	15,554,255

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 3. CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
ASSETS
Cash and due from banks	$244,321	$217,611	$363,289	$183,404	$262,604
Federal funds sold	15,945	17,407	15,810	15,613	15,495
Cash and cash equivalents	260,266	235,018	379,099	199,017	278,099
Available-for-sale securities	1,042,176	1,091,717	919,648	1,057,009	1,094,748
Held-to-maturity securities	5,226	2,205	2,209	2,212	2,216
Loans held for sale	1,959	1,311	476	627	2,456
Loans, net of allowance for credit losses(1)	3,410,920	3,437,714	3,289,381	3,237,932	3,278,126
Other real estate owned, net	2,989	1,465	1,833	3,369	4,362
Premises and equipment, net	114,264	116,792	112,632	110,271	106,186
Bank-owned life insurance	130,326	125,693	124,865	124,245	123,451
Federal Reserve Bank and Federal Home Loan Bank stock	33,171	27,009	20,608	20,780	21,129
Interest receivable	27,381	27,082	25,497	23,621	21,360
Goodwill	53,101	53,101	53,101	53,101	53,101
Core deposit intangibles, net	16,636	17,854	7,222	7,961	8,760
Other	147,102	102,075	98,021	105,122	100,889
Total assets	$5,245,517	$5,239,036	$5,034,592	$4,945,267	$5,094,883
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$984,872	$981,623	$898,129	$936,217	$978,968
Total non-interest-bearing deposits	984,872	981,623	898,129	936,217	978,968
Demand, savings and money market	2,560,091	2,574,871	2,483,807	2,397,003	2,397,524
Time	796,474	814,532	763,519	748,950	854,458
Total interest-bearing deposits	3,356,565	3,389,403	3,247,326	3,145,953	3,251,982
Total deposits	4,341,437	4,371,026	4,145,455	4,082,170	4,230,950
Federal funds purchased and retail repurchase agreements	38,031	43,811	43,582	39,701	44,770
Federal Home Loan Bank advances and Federal Reserve Bank borrowings	250,306	219,931	240,000	240,000	240,000
Subordinated debt	97,196	97,058	96,921	96,787	96,653
Contractual obligations	23,770	18,493	19,315	29,019	29,608
Interest payable and other liabilities	33,342	31,941	36,459	39,460	34,467
Total liabilities	4,784,082	4,782,260	4,581,732	4,527,137	4,676,448
Commitments and contingent liabilities
Stockholders’ equity
Common stock	208	208	207	207	207
Additional paid-in capital	491,709	490,533	489,187	488,137	487,225
Retained earnings	163,068	153,201	141,006	171,188	160,715
Accumulated other comprehensive income (loss), net of tax	(62,005)	(60,788)	(57,920)	(122,047)	(110,225)
Treasury stock	(131,545)	(126,378)	(119,620)	(119,355)	(119,487)
Total stockholders’ equity	461,435	456,776	452,860	418,130	418,435
Total liabilities and stockholders’ equity	$5,245,517	$5,239,036	$5,034,592	$4,945,267	$5,094,883

(1) Allowance for credit losses	$43,487	$44,449	$43,520	$44,186	$44,544

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 4. SELECTED FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023
Loans Held For Investment by Type
Commercial real estate	$1,793,545	$1,797,192	$1,759,855	$1,721,761	$1,764,460
Commercial and industrial	663,718	649,035	598,327	585,129	583,664
Residential real estate	572,523	581,988	556,328	558,188	560,389
Agricultural real estate	219,226	198,291	196,114	205,865	202,317
Agricultural	104,341	149,312	118,587	103,352	104,510
Consumer	101,054	106,345	103,690	107,823	107,330
Total loans held-for-investment	3,454,407	3,482,163	3,332,901	3,282,118	3,322,670
Allowance for credit losses	(43,487)	(44,449)	(43,520)	(44,186)	(44,544)
Net loans held for investment	$3,410,920	$3,437,714	$3,289,381	$3,237,932	$3,278,126

Asset Quality Ratios
Allowance for credit losses on loans to total loans	1.26%	1.28%	1.31%	1.35%	1.34%
Past due or nonaccrual loans to total loans	1.15%	1.10%	1.10%	1.03%	0.78%
Nonperforming assets to total assets	0.52%	0.49%	0.53%	0.42%	0.31%
Nonperforming assets to total loans plus other real estate owned	0.79%	0.73%	0.79%	0.63%	0.47%
Classified assets to bank total regulatory capital	8.47%	6.85%	7.09%	6.27%	7.94%

Selected Average Balance Sheet Data (QTD Average)
Investment securities	$1,065,979	$1,074,101	$985,591	$1,085,905	$1,155,971
Total gross loans receivable	3,459,476	3,452,553	3,293,755	3,281,483	3,337,497
Interest-earning assets	4,745,713	4,742,200	4,480,279	4,635,384	4,678,744
Total assets	5,196,258	5,152,915	4,892,712	5,046,179	5,064,912
Interest-bearing deposits	3,275,765	3,319,907	3,092,637	3,206,300	3,226,965
Borrowings	450,178	390,166	391,691	385,125	385,504
Total interest-bearing liabilities	3,725,943	3,710,073	3,484,328	3,591,425	3,612,469
Total deposits	4,250,843	4,254,883	4,019,362	4,177,332	4,204,334
Total liabilities	4,740,936	4,692,671	4,469,505	4,619,919	4,640,050
Total stockholders' equity	455,322	460,244	423,207	426,260	424,862
Tangible common equity*	383,899	398,041	361,451	363,625	361,409

Performance ratios
Return on average assets (ROAA) annualized	0.91%	1.10%	(2.29)%	0.97%	0.91%
Return on average assets before income tax and provision for loan losses*	1.28%	1.46%	(3.16)%	1.22%	1.05%
Return on average equity (ROAE) annualized	10.35%	12.29%	(26.53)%	11.49%	10.82%
Return on average equity before income tax and provision for loan losses*	14.63%	16.39%	(36.51)%	14.43%	12.51%
Return on average tangible common equity (ROATCE) annualized*	13.31%	14.96%	(30.39)%	14.18%	13.55%
Yield on loans annualized	7.15%	6.85%	6.62%	6.67%	6.34%
Cost of interest-bearing deposits annualized	2.78%	2.77%	2.58%	2.40%	2.14%
Cost of total deposits annualized	2.14%	2.16%	1.98%	1.84%	1.64%
Net interest margin annualized	3.94%	3.75%	3.49%	3.51%	3.38%
Efficiency ratio*	66.03%	65.16%	74.35%	68.83%	69.44%
Non-interest income / average assets	0.69%	0.92%	(3.52)%	0.69%	0.55%
Non-interest expense / average assets	3.01%	2.90%	2.84%	2.69%	2.62%

Capital Ratios
Tier 1 Leverage Ratio	9.14%	9.10%	9.46%	9.77%	9.54%
Common Equity Tier 1 Capital Ratio	11.12%	11.14%	11.74%	12.65%	12.23%
Tier 1 Risk Based Capital Ratio	11.70%	11.73%	12.36%	13.28%	12.84%
Total Risk Based Capital Ratio	14.61%	14.71%	15.48%	16.42%	15.96%

Equity Bancshares, Inc.

PRESS RELEASE

Total stockholders' equity to total assets	8.80%	8.72%	8.99%	8.46%	8.21%
Tangible common equity to tangible assets*	7.55%	7.45%	7.87%	7.29%	7.06%
Dividend payout ratio	15.79%	13.31%	(6.65)%	15.13%	13.53%
Book value per common share	$30.36	$29.80	$29.35	$27.13	$27.18
Tangible book value per common share*	$25.70	$25.10	$25.37	$23.09	$23.08
Tangible book value per diluted common share*	$25.44	$24.87	$25.05	$22.96	$22.98

* The value noted is considered a Non-GAAP financial measure. For a reconciliation of Non-GGAP financial measures, see Table 8. Non-GAAP Financial Measures.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 5. YEAR-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For six months ended			For six months ended
	June 30, 2024			June 30, 2023
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$634,879	$25,194	7.98%	$584,081	$20,519	7.08%
Commercial real estate	1,425,143	49,142	6.93%	1,324,010	40,987	6.24%
Real estate construction	378,815	16,618	8.82%	434,793	14,926	6.92%
Residential real estate	580,382	13,024	4.51%	568,710	11,848	4.20%
Agricultural real estate	201,520	7,412	7.40%	202,742	6,501	6.47%
Agricultural	129,167	5,493	8.55%	100,795	3,183	6.37%
Consumer	106,107	3,464	6.57%	106,546	3,165	5.99%
Total loans	3,456,013	120,347	7.00%	3,321,677	101,129	6.14%
Securities
Taxable securities	1,008,742	20,053	4.00%	1,076,108	11,760	2.20%
Nontaxable securities	61,298	792	2.60%	94,538	1,237	2.64%
Total securities	1,070,040	20,845	3.92%	1,170,646	12,997	2.24%
Federal funds sold and other	217,902	5,707	5.27%	152,747	3,253	4.29%
Total interest-earning assets	$4,743,955	146,899	6.23%	$4,645,070	117,379	5.10%
Interest-bearing liabilities
Demand, savings and money market deposits	$2,525,710	31,605	2.52%	$2,336,791	18,957	1.64%
Time deposits	772,126	13,912	3.62%	894,446	12,068	2.72%
Total interest-bearing deposits	3,297,836	45,517	2.78%	3,231,237	31,025	1.94%
FHLB advances	208,160	4,933	4.77%	95,497	1,971	4.16%
Other borrowings	212,013	5,791	5.48%	221,601	5,844	5.32%
Total interest-bearing liabilities	$3,718,009	56,241	3.04%	$3,548,335	38,840	2.21%

Net interest income		$90,658			$78,539
Interest rate spread			3.19%			2.89%

Net interest margin (2)			3.84%			3.41%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 6. QUARTER-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	June 30, 2024			June 30, 2023
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$635,123	$12,782	8.09%	$590,634	$10,885	7.39%
Commercial real estate	1,401,109	24,541	7.04%	1,303,520	20,875	6.42%
Real estate construction	402,831	8,843	8.83%	465,231	8,231	7.10%
Residential real estate	580,338	6,563	4.55%	567,297	6,048	4.28%
Agricultural real estate	206,018	3,944	7.70%	202,584	3,387	6.71%
Agricultural	127,298	3,102	9.80%	101,333	1,704	6.74%
Consumer	106,759	1,743	6.57%	106,898	1,618	6.07%
Total loans	3,459,476	61,518	7.15%	3,337,497	52,748	6.34%
Securities
Taxable securities	1,006,018	10,176	4.07%	1,068,653	5,813	2.18%
Nontaxable securities	59,961	401	2.70%	87,318	568	2.61%
Total securities	1,065,979	10,577	3.99%	1,155,971	6,381	2.21%
Federal funds sold and other	220,258	3,037	5.54%	185,276	2,127	4.61%
Total interest-earning assets	$4,745,713	75,132	6.37%	$4,678,744	61,256	5.25%
Interest-bearing liabilities
Demand, savings and money market deposits	$2,530,899	15,946	2.53%	$2,323,685	10,503	1.81%
Time deposits	744,866	6,716	3.63%	903,280	6,701	2.98%
Total interest-bearing deposits	3,275,765	22,662	2.78%	3,226,965	17,204	2.14%
FHLB advances	302,972	3,789	5.03%	101,845	953	3.75%
Other borrowings	147,206	2,205	6.03%	283,659	3,670	5.19%
Total interest-bearing liabilities	$3,725,943	28,656	3.09%	$3,612,469	21,827	2.42%

Net interest income		$46,476			$39,429
Interest rate spread			3.28%			2.83%

Net interest margin (2)			3.94%			3.38%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 7. QUARTER-OVER-QUARTER NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	June 30, 2024			March 31, 2024
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$635,123	$12,782	8.09%	$634,637	$12,412	7.87%
Commercial real estate	1,401,109	24,541	7.04%	1,449,177	24,601	6.83%
Real estate construction	402,831	8,843	8.83%	354,801	7,775	8.81%
Residential real estate	580,338	6,563	4.55%	580,426	6,461	4.48%
Agricultural real estate	206,018	3,944	7.70%	197,023	3,468	7.08%
Agricultural	127,298	3,102	9.80%	131,035	2,391	7.34%
Consumer	106,759	1,743	6.57%	105,454	1,721	6.56%
Total loans	3,459,476	61,518	7.15%	3,452,553	58,829	6.85%
Securities
Taxable securities	1,006,018	10,176	4.07%	1,011,466	9,877	3.93%
Nontaxable securities	59,961	401	2.70%	62,635	391	2.51%
Total securities	1,065,979	10,577	3.99%	1,074,101	10,268	3.84%
Federal funds sold and other	220,258	3,037	5.54%	215,546	2,670	4.98%
Total interest-earning assets	$4,745,713	75,132	6.37%	$4,742,200	71,767	6.09%
Interest-bearing liabilities
Demand savings and money market deposits	$2,530,899	15,946	2.53%	$2,520,521	15,660	2.50%
Time deposits	744,866	6,716	3.63%	799,386	7,195	3.62%
Total interest-bearing deposits	3,275,765	22,662	2.78%	3,319,907	22,855	2.77%
FHLB advances	302,972	3,789	5.03%	113,348	1,144	4.06%
Other borrowings	147,206	2,205	6.03%	276,818	3,586	5.21%
Total interest-bearing liabilities	$3,725,943	28,656	3.09%	$3,710,073	27,585	2.99%

Net interest income		$46,476			$44,182
Interest rate spread			3.28%			3.10%

Net interest margin (2)			3.94%			3.75%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 8. NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023

Total stockholders' equity	$461,435	$456,776	$452,860	$418,130	$418,435
Less: goodwill	53,101	53,101	53,101	53,101	53,101
Less: core deposit intangibles, net	16,636	17,854	7,222	7,961	8,760
Less: mortgage servicing rights, net	25	50	75	100	126
Less: naming rights, net	979	989	1,000	1,011	1,022
Tangible common equity	$390,694	$384,782	$391,462	$355,957	$355,426
Common shares outstanding at period end	15,200,194	15,327,799	15,428,251	15,413,064	15,396,739
Diluted common shares outstanding at period end	15,358,396	15,469,531	15,629,185	15,500,749	15,468,319
Book value per common share	$30.36	$29.80	$29.35	$27.13	$27.18
Tangible book value per common share	$25.70	$25.10	$25.37	$23.09	$23.08
Tangible book value per diluted common share	$25.44	$24.87	$25.05	$22.96	$22.98

Total assets	$5,245,517	$5,239,036	$5,034,592	$4,945,267	$5,094,883
Less: goodwill	53,101	53,101	53,101	53,101	53,101
Less: core deposit intangibles, net	16,636	17,854	7,222	7,961	8,760
Less: mortgage servicing rights, net	25	50	75	100	126
Less: naming rights, net	979	989	1,000	1,011	1,022
Tangible assets	$5,174,776	$5,167,042	$4,973,194	$4,883,094	$5,031,874
Total stockholders' equity to total assets	8.80%	8.72%	8.99%	8.46%	8.21%
Tangible common equity to tangible assets	7.55%	7.45%	7.87%	7.29%	7.06%

Total average stockholders' equity	$455,322	$460,244	$423,207	$426,260	$424,862
Less: average intangible assets	71,423	62,203	61,756	62,635	63,453
Average tangible common equity	$383,899	$398,041	$361,451	$363,625	$361,409
Net income (loss) allocable to common stockholders	$11,716	$14,068	$(28,299)	$12,341	$11,456
Add: amortization of intangible assets	1,254	935	775	835	954
Less: tax effect of intangible assets amortization	263	196	163	175	200
Adjusted net income (loss) allocable to common stockholders	$12,707	$14,807	$(27,687)	$13,001	$12,210
Return on total average stockholders' equity (ROAE) annualized	10.35%	12.29%	(26.53)%	11.49%	10.82%
Return on average tangible common equity (ROATCE) annualized	13.31%	14.96%	(30.39)%	14.18%	13.55%

Non-interest expense	$38,871	$37,152	$34,998	$34,244	$33,130
Less: merger expense	2,287	1,556	297	—	—
Adjusted non-interest expense	$36,584	$35,596	$34,701	$34,244	$33,130
Net interest income	$46,476	$44,182	$39,467	$41,012	$39,429
Non-interest income	8,958	11,731	(43,414)	8,735	6,950
Less: net gain on acquisition and branch sales	60	1,240	—	—	—
Less: net gains (losses) from securities transactions	(27)	43	(50,618)	(1)	(1,322)
Adjusted non-interest income	$8,925	$10,448	$7,204	$8,736	$8,272
Net interest income plus adjusted non-interest income	$55,401	$54,630	$46,671	$49,748	$47,701
Non-interest expense to net interest income plus non-interest income	70.12%	66.45%	(886.70)%	68.84%	71.43%
Efficiency ratio	66.03%	65.16%	74.35%	68.83%	69.45%
Net income (loss) allocable to common stockholders	$11,716	$14,068	$(28,299)	$12,341	$11,456
Add: income tax provision	4,582	3,693	(11,357)	1,932	1,495
Add: provision (reversal) of credit losses	265	1,000	711	1,230	298
Pre-tax, pre-provision income	$16,563	$18,761	$(38,945)	$15,503	$13,249
Total average assets	$5,196,258	$5,152,915	$4,892,712	$5,046,179	$5,064,912

Equity Bancshares, Inc.

PRESS RELEASE

Total average stockholders' equity	$455,322	$460,244	$423,207	$426,620	$424,862
Return on average assets (ROAA) annualized	0.91%	1.10%	(2.29)%	0.97%	0.91%
Adjusted return on average assets	1.28%	1.46%	(3.16)%	1.22%	1.05%
Adjusted return on average equity	14.63%	16.39%	(36.51)%	14.43%	12.51%

Net income (loss) allocable to common stockholders	$11,716	$14,068	$(28,299)	$12,341	$11,456
Add: Day 1 -Provision	—	1,000	—	—	—
Less: Gain (loss) from securities transactions	(27)	43	(50,618)	(1)	(1,322)
Add: Merger expense	2,287	1,556	297	—	—
Adjusted non-core items	2,314	2,513	50,915	1	1,322
Tax effected non-core items	1,828	1,985	40,223	1	1,044
BOLI tax adjustment	1,730	—	—	—	—
Adjusted operating net income	$15,274	$16,053	$11,924	$12,342	$12,500
GAAP earnings (loss) per diluted share	$0.76	$0.90	$(1.84)	$0.80	$0.74
Adjusted earnings (loss) per diluted share	$0.99	$1.03	$0.77	$0.80	$0.81
Total average assets	$5,196,258	$5,152,915	$4,892,712	$5,046,179	$5,064,912
Adjusted Operating ROAA	1.18%	1.25%	0.97%	0.97%	1.00%
Weighted average diluted common shares	15,377,980	15,569,225	15,417,200	15,507,172	15,554,255